UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2013

TANGOE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35247	06-1571143
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

35 Executive Blvd., Orange, Connecticut	06477
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 859-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2013, Tangoe, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). At this meeting, the Company’s stockholders, upon the recommendation of the Company’s Board of Directors, approved an amendment to the Company’s 2011Stock Incentive Plan (the “Plan”), which amendment had been previously adopted by the Company’s Board of Directors subject to stockholder approval, to reserve an additional 1,000,000 shares of common stock of the Company for issuance under the Plan.

A more detailed description of the Plan, and the amendment thereto, is contained in the Proxy Statement for our 2013 Annual Meeting of Stockholders (the “Proxy Statement”) under the heading “Proposal 4: To Amend our 2011 Stock Incentive Plan to Reserve an Additional 1,000,000 Shares of Common Stock for Issuance under the 2011 Stock Incentive Plan” and such description is incorporated herein by reference. The full text of the Plan, as amended, was included as Appendix A to the Proxy Statement.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the following proposals were adopted by the votes specified below.

		For	Against/ Withheld	Abstain	Broker Non-Votes
1.	To elect three class II directors, each for a three year term.
	David M. Coit	31,854,016	390,283	0	3,963,074
	Jackie R. Kimzey	31,836,356	407,943	0	3,963,074
	Noah J. Walley	31,700,162	544,137	0	3,963,074

		For	Against/ Withheld	Abstain	Broker Non-Votes
2.	To ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.	35,941,579	113,941	151,853	0

		For	Against/ Withheld	Abstain	Broker Non-Votes
3.	To vote on a non-binding advisory proposal to approve executive compensation.	20,421,547	11,656,181	166,571	3,963,074

		For	Against/ Withheld	Abstain	Broker Non-Votes
4.	To amend the Company’s 2011 Stock Incentive Plan to reserve an additional 1,000,000 shares of common stock for issuance under the 2011 Stock Incentive Plan.	24,222,546	7,863,051	158,702	3,963,074

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2013

	By:	/s/ Albert R. Subbloie, Jr.
Albert R. Subbloie, Jr.
President and Chief Executive Officer